Exhibit 10.2

Annual Award Non-Employee Board Member

LRAD CORPORATION

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
RESTRICTED STOCK UNIT AWARD AGREEMENT

Participant:
Address:

Participant has been granted a Restricted Stock Unit of LRAD Corporation (the “Company”), subject to the terms and conditions of this Restricted Stock Unit Award Grant Notice (the “Grant Notice”), the LRAD Corporation 2015 Equity Incentive Plan (the “Plan”), and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), as follows.

Date of Grant:

Number of RSUs Granted:	__________________ RSUs representing an equal number of shares of Common Stock (the “Shares”)

Vesting Schedule:

Provided you continue as an Outside Director, the RSUs will vest in full on the first anniversary of the Date of Grant. The RSUs will be subject to the accelerated vesting provisions of the Plan and the Agreement.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, Agreement and the Plan. Participant has been provided with a copy or electronic access to a copy of the prospectus for the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Capitalized terms not defined herein or in the Agreement shall have the meanings ascribed to such terms in the Plan.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Agreement and this Grant Notice, including exhibits hereto and thereto, all of which are made a part of this document.

The parties have executed this Agreement as of the Grant Date.

PARTICIPANT	LRAD CORPORATION

By:	By:
Print Name:	Print
Title:	Title:

EXHIBIT A

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, the Company has granted to Participant the right to receive the number of RSUs set forth in the Grant Notice.

1.             Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

2.             Incorporation of Terms of Plan. The award of RSUs hereunder is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

3.             Award of Restricted Stock Units.

(a)     Award. In consideration of Participant’s past and/or continued service to the Company or any Subsidiary and for other good and valuable consideration, the Company hereby grants to Participant the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Prior to actual issuance of any Shares, the RSUs represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)     Vesting. The RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule, Participant will have no right to any distribution with respect to such RSUs. If Participant ceases to be a Service Provider prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company. Qualifying as a Service Provider for only a portion of a vesting period, even if a substantial portion, will not entitle Participant to any proportionate vesting of the RSUs allocated to that vesting period or avoid or mitigate the forfeiture of RSUs that will occur upon the cessation of Participant being a Service Provider prior to vesting in those RSUs.

(c)     Distribution. Shares shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to such Participant’s vested RSUs within thirty (30) days following the vesting date of the RSUs as specified in the Vesting Schedule set forth in the Grant Notice, subject to the terms and provisions of the Plan and this Agreement. Unless otherwise determined by the Administrator, all distributions shall be made by the Company in the form of whole shares of Common Stock. In lieu of any fractional share of Common Stock, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional share on the date the RSUs are settled pursuant to this Section 3(c). Neither the time nor form of distribution of Common Stock with respect to the RSUs may be changed.

4.             Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares issuable upon the vesting of the RSUs prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, and (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable. Recipients of RSUs hereunder will comply with the Company’s procedures for tracking and administration thereof, including with respect to the issuance and holding of such RSUs.

5.             Forfeiture and Claw-Back Provisions. Participant hereby agrees that the Award and this Agreements is and shall be subject to the terms of Section 22 (Forfeiture and Claw-Back Provisions) of the Plan.

6.             Transferability. The rights and privileges conferred hereby, including the RSUs awarded hereunder, shall not be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

7.             Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

8.             Adjustments. The Participant acknowledges that the Award of RSUs hereunder, including the vesting of the RSUs and the number of Shares subject hereto, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and the Plan.

9.             Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.           Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the RSUs granted hereunder in any material way without the prior written consent of the Participant.

11.           Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at its corporate offices, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s name on the Grant Notice. By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

12.           Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

13.           Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

14.           Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

15.           Governing Law; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.